Exhibit 99.2
MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2005	2004

Net revenue	$185,121		$184,760
Operating expenses:
Personnel expense	60,475		57,213
Medical supplies expense	51,959		52,486
Bad debt expense	14,438		11,484
Other operating expenses	41,053		38,400
Depreciation	9,641		9,736
Amortization	252		290
Loss on disposal of property, equipment and other assets	119		3

Total operating expenses	177,937		169,612

Income from operations	7,184		15,148
Other income (expenses):
Interest expense	(9,068)		(7,998)
Interest and other income, net	1,417		395
Equity in net earnings of unconsolidated affiliates	1,065		769

Total other expenses, net	(6,586)		(6,834)

Income from continuing operations before minority interest, income taxes and discontinued operations	598		8,314
Minority interest share of earnings of consolidated subsidiaries	(2,818)		(3,999)

Income (loss) from continuing operations before income taxes and discontinued operations	(2,220)		4,315
Income tax expense (benefit)	(887)		1,723

Income (loss) from continuing operations	(1,333)		2,592
Income from discontinued operations, net of taxes	—		1,948

Net income (loss)	$(1,333)		$4,540

Earnings (loss) per share, basic
Continuing operations	$(0.07)		$0.14
Discontinued operations	—		0.11

Earnings (loss) per share, basic	$(0.07)		$0.25

Earnings (loss) per share, diluted		$
Continuing operations	$(0.07)		0.14
Discontinued operations	—		0.10

Earnings (loss) per share, diluted	$(0.07)		$0.24

Weighted average number of shares, basic	18,501		18,045
Dilutive effect of stock options	—		932

Weighted average number of shares, diluted	18,501		18,977

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended December 31,
	2005	2004	% Change
Statement of Operations Data:
Net revenue	$185,121	$184,760	0.2%
Adjusted EBITDA (1)	$17,613	$25,177	(30.0)%
Income from operations	$7,184	$15,148	(52.6)%
Income (loss) from continuing operations	$(1,333)	$2,592	(151.4)%
Earnings (loss) per share from continuing operations, basic	$(0.07)	$0.14	(150.0)%
Earnings (loss) per share from continuing operations, diluted	$(0.07)	$0.14	(150.0)%
(1)	See Supplemental Financial Disclosure—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.

	Three Months Ended December 31,
	2005	2004	% Change
Selected Operating Data (a):
Number of hospitals	11	11
Licensed beds ( b )	672	672
Staffed and available beds ( c )	667	631
Admissions ( d )	11,285	10,883	3.7%
Adjusted admissions ( e )	14,785	14,282	3.5%
Patient days ( f )	37,978	37,158	2.2%
Adjusted patient days ( g )	49,590	48,393	2.5%
Average length of stay (days) ( h )	3.37	3.41	(1.2)%
Occupancy ( i )	61.9%	64.0%
Inpatient catheterization procedures	5,692	5,808	(2.0)%
Inpatient surgical procedures	3,023	2,775	8.9%
Hospital division revenue	$171,604	$171,229	0.2%
(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which are accounted for using the equity method or as discontinued operations in our consolidated financial statements.

(b)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(c)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(d)	Admissions represent the number of patients admitted for inpatient treatment.

(e)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(f)	Patient days represent the total number of days of care provided to inpatients.

(g)	Adjusted patient days is a general measure of combined inpatient and outpatient days. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(h)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(i)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
(Unaudited)
The following table reconciles Adjusted EBITDA with MedCath’s income (loss) from continuing operations as derived directly from MedCath’s consolidated financial statements for the three months ended December 31, 2005 and 2004.

	Three Months Ended December 31,
	2005	2004
	(in thousands)

Income (loss) from continuing operations	$(1,333)	$2,592
Add:
Income tax expense (benefit)	(887)	1,723
Minority interest share of earnings of consolidated subsidiaries	2,818	3,999
Equity in net earnings of unconsolidated affiliates	(1,065)	(769)
Interest and other income, net	(1,417)	(395)
Interest expense	9,068	7,998
Loss on disposal of property, equipment and other assets	119	3
Amortization	252	290
Depreciation	9,641	9,736
Share-based compensation expense	417	—

Adjusted EBITDA	$17,613	$25,177

     The following table reconciles estimated Adjusted EBITDA with MedCath’s estimated net income for the guidance for the fiscal year ending September 30, 2006.

	Fiscal 2006 Guidance Range
	(in millions)
Net income	$7.5	$8.5
Add:
Income tax expense (benefit)	5.0	5.6
Minority interest share of earnings of consolidated subsidiaries	13.0	15.4
Total other expenses, net	26.0	26.0
Amortization	1.0	1.0
Depreciation	40.5	40.5

Adjusted EBITDA	$93.0	$97.0